Exhibit 99.1

LITHIA MOTORS REPORTS PROFITABLE SECOND QUARTER

  Lithia posts profit of 19 cents per share from continuing operations

  Gross margin of 19.4% of sales compared to 16.8% in 2008

  Significant progress on $65 million in annualized cost savings, with lower sequential SG&A expenses than in the first quarter of 2009.

Medford, Oregon, July 30, 2009 (1:05 p.m. PT) – Lithia Motors, Inc. (NYSE: LAD) announced today that net income from continuing operations in the second quarter of 2009 was $4.1 million or nineteen cents per diluted share, compared to net loss from continuing operations of $201.2 million, or $10.02 per diluted share in the second quarter of 2008. As disclosed in the attached financial tables, excluding impairment charges and gains on extinguishment of debt, net income from continuing operations in the second quarter of 2009 was nineteen cents per share, compared to net income from continuing operations of ten cents per share in the second quarter of 2008.

Second quarter 2009 revenue from continuing operations totaled $402 million, compared to $532 million in the year-ago period, driven primarily by lower new vehicle sales. Same store retail new vehicle sales declined 36.8% while retail used vehicle sales increased 2.3% when compared to the same quarter last year. Service, body and parts same store sales declined 5.2% compared to the same quarter of last year.

Sid DeBoer, Lithia’s Chairman and CEO, commented: “The restructuring plan we initiated in the second quarter of 2008 is proving to be successful. Despite a new vehicle automotive market that is at historic lows, and the impact of the reorganization of both Chrysler and General Motors, Lithia is profitable. We have focused on improving gross margins and used vehicle retail sales throughout the year and are pleased with our results. We continue to right-size our organization to match industry sales volumes and performance objectives. SG&A as a percentage of gross profit declined by 730 basis points, from 86.8% in the first quarter of 2009 to 79.5% in the second quarter of 2009.”

For the six-month period ending June 30, 2009, total sales declined 27% to $769 million as compared to $1.05 billion in the same period last year. Same store new vehicle sales decreased 37.8%, retail used vehicle sales decreased 4.4% and service, body and parts sales decreased 5.5%. For the first six months, Lithia’s income from continuing operations, net of tax, and excluding asset impairment charges and gains on debt retirements was eighteen cents per share as compared to nine cents per share in 2008.

Jeff DeBoer, Senior Vice President and CFO, added: “We have generated $74.3 million in cash flows from operations in 2009. Including the effects of floorplan repayments classified as financing activities in the statement of cash flows, adjusted cash flows from operations were $48.8 million for the year to date period. We are using these proceeds and cash generated from financing and asset sales to pay down debt and strengthen the balance sheet. We remain in compliance with all debt covenants at the end of the quarter.”

The first quarter conference call may be accessed at 2:00 p.m. Pacific Time today by phone at (800) 254-5933 Conference ID: 19480043. A playback of the conference call will be available after 5 p.m. Pacific Time July 30, 2009 through August 6, 2009 by calling (800) 642-1687 access code: 19480043.

About Lithia
Lithia Motors, Inc. is a Fortune 700 Company, selling 27 brands of new and all brands of used vehicles at 88 stores, which are located in 13 states. Internet sales are centralized at www.Lithia.com. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

Additional Information
For additional information on Lithia Motors, contact the Investor Relations Department: (541) 776-6591 or log-on to: www.lithia.com – go to Investor Relations

Forward Looking Statements
This press release includes forward looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors, including without limitation, future economic conditions and others set forth from time to time in the Company’s filings with the SEC.

Non-GAAP Financial Measures
The attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as net income and diluted earnings per share from continuing operations, adjusted to exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company has provided reconciliations of these measures to the most directly comparable GAAP measures, which are set forth in the attachments to this release. The Company believes that each of the foregoing non-GAAP financial measures improves the transparency of the Company's disclosure, provides a meaningful presentation of the Company's results from its core business operations excluding the impact of items not related to the Company's ongoing core business operations, and improves the period-to-period comparability of the Company's results from its core business operations.

LITHIA MOTORS, INC.
(In thousands except per share data)
Unaudited	Three Months Ended			%
	June 30,		Increase	Increase
	2009	2008	(Decrease)	(Decrease)
New vehicle sales	$194,489	$308,830	$(114,341)	(37.0)%
Used vehicle sales	130,281	135,504	(5,223)	(3.9)
Finance and insurance	13,917	20,263	(6,346)	(31.3)
Service, body and parts	62,544	65,624	(3,080)	(4.7)
Fleet and other revenues	597	1,432	(835)	(58.3)
Total revenues	401,828	531,653	(129,825)	(24.4)

Cost of sales	324,062	442,245	(118,183)	(26.7)
Gross profit	77,766	89,408	(11,642)	(13.0)
Asset impairment charges	-	294,075	(294,075)	(100.0)
SG&A expense	61,858	76,892	(15,034)	(19.6)
Depreciation and amortization	3,991	4,261	(270)	(6.3)
Income (loss) from operations	11,917	(285,820)	297,737	104.2

Floorplan interest expense	(2,416)	(4,750)	(2,334)	(49.1)
Other interest expense	(2,991)	(4,251)	(1,260)	(29.6)
Other income, net	258	1,068	(810)	(75.8)
Income (loss) from continuing
operations before income taxes	6,768	(293,753)	300,521	NM

Income tax expense (benefit)	2,718	(92,545)	95,263	NM
Income tax (benefit) rate	40.2%	(31.5)%
Income (loss) from continuing
operations	4,050	(201,208)	205,258	NM	%

Discontinued operations:
Loss from operations,
net of income tax	(26)	(3,068)	(3,042)	(99.2)
Loss from disposal activities,
net of income tax	(361)	(39,508)	(39,147)	(99.1)

Net income (loss)	$3,663	$(243,784)	247,447	NM	%

Diluted net income (loss) per share:
Continuing operations	0.19	(10.02)	10.21	NM	%
Discontinued operations:
Loss from operations,
net of income tax	-	(0.15)
Loss from disposal activities,
net of income tax	(0.02)	(1.97)
Net income (loss) per share	$0.17	$(12.14)	$12.31	NM
Diluted shares outstanding	21,231	20,073	1,158	5.8%

NM – not meaningful

LITHIA MOTORS, INC.
(Continuing operations)	Three Months Ended			%
Unaudited	June 30,		Increase	Increase
	2009	2008	(Decrease)	(Decrease)
Unit sales:
New vehicle	6,509	10,992	(4,483)	(40.8)%
Used - retail vehicle	6,937	6,527	410	6.3
Used - wholesale	2,855	4,082	(1,227)	(30.1)
Total units sold	16,301	21,601	(5,300)	(24.5)

Average selling price:
New vehicle	$29,880	$28,096	$1,784	6.4%
Used - retail vehicle	16,424	17,167	(743)	(4.3)
Used - wholesale	5,727	5,745	(18)	(0.3)

Gross margin/profit data
New vehicle retail	8.2%	7.8%	40bps
Used vehicle retail	14.7%	12.0%	270bps
Used vehicle wholesale	0.2%	(2.8)%	300bps
Service, body & parts	49.4%	48.8%	60bps
Finance & insurance	100.0%	100.0%	-
Gross profit margin	19.4%	16.8%	260bps
New retail gross profit/unit	$2,439	$2,179	$260
Used retail gross profit/unit	2,413	2,057	356
Used wholesale gross profit/unit	13	(158)	171
Finance & insurance/retail unit	1,035	1,157	(122)

Revenue mix:
New vehicles	48.4%	58.1%
Used retail vehicles	28.3%	21.1%
Used wholesale vehicles	4.1%	4.4%
Finance and insurance, net	3.5%	3.8%
Service and parts	15.6%	12.3%
Fleet and other	0.1%	0.3%

LITHIA MOTORS, INC.
(Continuing operations)	Three Months Ended
Unaudited	June 30,
	2009	2008
New vehicle unit sales brand mix:
Chrysler Brands	28.8%	29.4%
General Motors & Saturn	17.5%	18.1%
Toyota	14.6%	16.5%
Honda	10.6%	10.4%
Ford	4.8%	3.7%
BMW	5.6%	4.8%
Hyundai	4.3%	4.3%
Nissan	4.3%	4.7%
Volkswagen, Audi	3.8%	3.1%
Subaru	4.1%	2.6%
Mercedes	0.7%	0.6%
Other	0.9%	1.8%

(Selected Same Store Data)
Unaudited	Three Months Ended
	June 30,
	2009	2008
	vs.	vs.
	2008	2007
Same store revenue:
New vehicle retail sales	(36.8)%	(21.0)%
Chrysler Brands	(41.4)%	(32.8)%
General Motors & Saturn	(35.3)%	(7.8)%
Toyota	(45.3)%	(11.7)%
All other brands	(30.0)%	(18.5)%
Used vehicle retail sales	2.3%	(21.6)%
Used wholesale sales	(31.2)%	(20.9)%
Total vehicle sales (excluding fleet)	(26.7)%	(21.1)%
Finance & insurance sales	(34.8)%	(20.5)%
Service, body and parts sales	(5.2)%	(1.2)%
Total sales (excluding fleet)	(24.2)%	(19.1)%
Total gross profit (excluding fleet)	(13.4)%	(19.7)%

LITHIA MOTORS, INC.
(In thousands except per share data)
Unaudited	Six Months Ended			%
	June 30,		Increase	Increase
	2009	2008	(Decrease)	(Decrease)
New vehicle sales	$370,561	$598,447	$(227,886)	(38.1)%
Used vehicle sales	246,078	275,933	(29,855)	(10.8)
Finance and insurance	26,570	40,335	(13,765)	(34.1)
Service, body and parts	125,091	132,621	(7,530)	(5.7)
Fleet and other revenues	1,133	2,342	(1,209)	(51.6)
Total revenues	769,433	1,049,678	(280,245)	(26.7)

Cost of sales	620,341	871,921	(251,580)	(28.9)
Gross profit	149,092	177,757	(28,665)	(16.1)
Asset impairment charges	-	294,075	(294,075)	(100.0)
SG&A expense	123,794	152,302	(28,508)	(18.7)
Depreciation and amortization	8,065	8,559	(494)	(5.8)
Income (loss) from operations	17,233	(277,179)	294,412	106.2

Floorplan interest expense	(5,122)	(9,458)	(4,336)	(45.8)
Other interest expense	(6,602)	(8,420)	(1,818)	(21.6)
Other income, net	1,423	1,123	300	26.7
Income (loss) from continuing
operations before income taxes	6,932	(293,934)	300,866	NM

Income tax expense (benefit)	2,798	(92,619)	95,417	NM
Income tax (benefit) rate	40.3%	(31.5)%
Income (loss) from continuing
operations	4,134	(201,315)	205,449	NM	%

Discontinued operations:
Loss from operations,
net of income tax	(1,451)	(5,122)	(3,671)	(60.0)
Gain (Loss) from disposal activities,
net of income tax	2,309	(39,508)	41,817	NM

Net income (loss)	$4,992	$(245,945)	250,937	NM	%

Diluted net income (loss) per share:
Continuing operations	0.20	(10.08)	10.28	NM	%
Discontinued operations:
Loss from operations,
net of income tax	(0.07)	(0.26)
Gain (loss) from disposal activities,
net of income tax	0.11	(1.98)
Net income (loss) per share	$0.24	$(12.31)	$12.55	NM
Diluted shares outstanding	20,960	19,973	987	4.9%

NM – not meaningful

LITHIA MOTORS, INC.
(Continuing Operations)	Six Months Ended			%
Unaudited	June 30,		Increase	Increase
	2009	2008	(Decrease)	(Decrease)
Unit sales:
New vehicle	12,382	20,717	(8,335)	(40.2)%
Used - retail vehicle	13,412	12,911	501	3.9
Used - wholesale	5,740	8,269	(2,529)	(30.6)
Total units sold	31,534	41,897	(10,363)	(24.7)

Average selling price:
New vehicle	$29,927	$28,887	$1,040	3.6%
Used - retail vehicle	15,986	17,380	(1,394)	(8.0)
Used - wholesale	5,518	6,233	(715)	(11.5)

Gross margin/profit data
New vehicle retail	8.4%	7.8%	60bps
Used vehicle retail	13.8%	12.1%	170bps
Used vehicle wholesale	1.2%	(2.0)%	320bps
Service, body & parts	48.7%	48.2%	50bps
Finance & insurance	100.0%	100.0%	-
Gross profit margin	19.4%	16.9%	250bps
New retail gross profit/unit	$2,505	$2,254	$251
Used retail gross profit/unit	2,199	2,097	102
Used wholesale gross profit/unit	69	(123)	192
Finance & insurance/retail unit	1,030	1,199	(169)

Revenue mix:
New vehicles	48.2%	57.0%
Used retail vehicles	27.9%	21.4%
Used wholesale vehicles	4.1%	4.9%
Finance and insurance, net	3.4%	3.9%
Service and parts	16.3%	12.6%
Fleet and other	0.1%	0.2%

LITHIA MOTORS, INC.
(Continuing operations)	Six Months Ended
Unaudited	June 30,
	2009	2008
New vehicle unit sales brand
mix:
Chrysler Brands	31.0%	31.4%
General Motors & Saturn	16.6%	18.0%
Toyota	14.7%	16.1%
Honda	9.5%	9.3%
Ford	4.8%	4.1%
BMW	5.4%	4.8%
Hyundai	4.1%	3.7%
Nissan	3.9%	5.0%
Volkswagen, Audi	3.6%	2.8%
Subaru	4.3%	2.6%
Mercedes	0.7%	0.5%
Other	1.4%	1.7%

(Selected same store data)
Unaudited	Six Months Ended
	June 30,
	2009	2008
	vs.	vs.
	2008	2007
Same store revenue:
New vehicle retail sales	(37.8)%	(17.4)%
Chrysler Brands	(40.4)%	(25.3)%
General Motors & Saturn	(40.3)%	(7.6)%
Toyota	(44.9)%	(4.9)%
All other brands	(31.0)%	(18.6)%
Used vehicle retail sales	(4.4)%	(16.0)%
Used wholesale sales	(39.4)%	(14.4)%
Total vehicle sales (excluding fleet)	(29.3)%	(16.8)%
Finance & insurance sales	(33.6)%	(16.4)%
Service, body and parts sales	(5.5)%	1.3%
Total sales (excluding fleet)	(26.4)%	(14.9)%
Total gross profit (excluding fleet)	(15.5)%	(17.1)%

LITHIA MOTORS, INC.
Balance sheet highlights (dollars in thousands)
Unaudited
	June 30, 2009	December 31, 2008
Cash & cash equivalents	$17,009	$10,874
Trade receivables*	55,975	69,615
Inventory	300,130	422,812
Assets held for sale	140,021	161,423
Other current assets	8,878	31,828
Total current assets	522,013	696,552

Real estate, net	276,449	284,088
Equipment & other, net	49,956	62,188
Other assets	89,794	90,631
Total assets	$938,212	$1,133,459

Flooring notes payable	$215,987	$337,700
Liabilities related to assets held for sale	81,917	108,172
Current maturities of senior subordinated
convertible notes		42,500
Current maturity of line of credit	68,000
Other current liabilities	96,971	108,656
Total current liabilities	462,875	597,028

Real estate debt	174,976	163,708
Other long-term debt	12,226	101,476
Other liabilities	30,512	22,904
Total liabilities	$680,589	$885,116

Shareholders' equity	257,623	248,343

Total liabilities & shareholders' equity	$938,212	$1,133,459

*Note: Includes contracts-in-transit of $22,786 and $27,799 for 2009 and 2008

Other balance sheet data
Lt debt/total cap (excludes real estate)	5%	29%
Book value per basic share	$12.32	$12.30

Debt covenant ratios
	Requirement	As of June 30, 2009
Minimum net worth	Not less than $175 million	$257.6 million
Fixed charge coverage ratio	Not less than 1.00 to 1	1.22 to 1
Cash flow leverage ratio	Not more than 3.75 to 1	2.86 to 1
Minimum current ratio	Not less than 1.05 to 1	1.12 to 1

The following table reconciles reported GAAP income (loss) per the income statement to non-GAAP income (loss):

Unaudited		Three Months Ended June 30,
			Diluted earnings per
	Net Income / (Loss)		share
Continuing Operations	2009	2008	2009	2008
As reported	$4,050	$(201,208)	$0.19	$(10.02)
Goodwill impairment	-	193,638	-	9.65
Franchise value impairment	-	5,216	-	0.26
Other asset impairment	111	4,283	0.01	0.21
Gain on extinguishment of debt	(187)	-	(0.01)	-
Adjusted	$3,974	$1,929	$0.19	$0.10

Discontinued Operations
As reported	$(387)	$(42,576)	$(0.02)	$(2.12)
Impairments and disposal loss	361	39,508	0.02	1.97
Adjusted	$(26)	$(3,068)	-	$(0.15)

Consolidated Operations
As reported	$3,663	$(243,784)	$0.17	$(12.14)
Adjusted	$3,948	$(1,139)	$0.19	$(0.05)

		Six Months Ended June 30,
			Diluted earnings per
	Net Income / (Loss)		share
Continuing Operations	2009	2008	2009	2008
As reported	$4,134	$(201,315)	$0.20	$(10.08)
Goodwill impairment	-	193,638	-	9.70
Franchise value impairment	-	5,216	-	0.26
Other asset impairment	336	4,283	0.02	0.21
Gain on extinguishment of debt	(785)	-	(0.04)	-
Adjusted	$3,684	$1,822	$0.18	$0.09

Discontinued Operations
As reported	$858	$(44,630)	$0.04	$(2.23)
Impairments and disposal loss	(2,309)	39,508	(0.11)	1.98
Adjusted	$(1,451)	$(5,122)	$(0.07)	$(0.26)

Consolidated Operations
As reported	$4,992	$(245,945)	$0.24	$(12.31)
Adjusted	$2,233	$(3,300)	$0.11	$(0.17)

The following table reconciles GAAP cash flows from operations per the statement of cash flows to non-GAAP cash flows from operations:

Consolidated Statement of Cash Flows	Six Months Ended June 30, 2009
As reported
Cash flows from Operations	$74,316
Flooring notes payable: non-trade	(25,502)
Adjusted	$48,814